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                                                               EXHIBIT 10.13(ii)

                 SECTION 162(m) DEFERRED COMPENSATION AGREEMENT
                   (as amended and restated January 29, 1998)

THIS AGREEMENT dated as of April 9, 1998 between Diebold, Incorporated, an Ohio corporation (the "Company"), and _______ ("Executive") amends and restates the Deferred Compensation Agreement dated as of _________ and Amendment No. 1 to Deferred Compensation Agreement dated __________ between the Company and the Executive.

The Omnibus Budget Reconciliation Act of 1993 included a new provision, Section 162(m) of the Internal Revenue Code (the "Code"), which generally disallows a tax deduction to public companies for compensation over $1 million paid to persons named in the Summary Compensation Table for proxy statement purposes and employed by the Company at the end of the applicable year.

        Executive and the Company desire to take action to ensure that the Company is not denied a tax deduction for any compensation paid to Executive owing to the limitation set forth in Section 162(m) of the Code.

        NOW, THEREFORE, in consideration of the premises, the parties hereto have agreed, and do agree, as follows:

         1. DEFERRAL OF COMPENSATION. If, but for the application of this Agreement, the Company's deduction of a portion of the compensation due to Executive in a tax year would, in the reasonable judgment of the Company, be disallowed pursuant to Section 162(m) of the Code, then the Company shall defer payment of that portion of the compensation due to Executive.

         2. 1992 DEFERRED INCENTIVE COMPENSATION PLAN. Any amounts deferred under this Agreement shall be subject to the terms and provisions of the Amended and Restated 1992 Deferred Incentive Compensation Plan (which was last amended and restated effective January 1, 1995), as amended from time to time.

        IN WITNESS WHEREOF,              and the Company, by a duly authorized
officer, have executed this Agreement as of the day and year first above written.

Attest:                               DIEBOLD, INCORPORATED

                                      By:
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  Charee Francis-Vogelsang               Robert W. Mahoney
                                         Chairman and Chief Executive Officer

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                                                             ,Executive
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